Exhibit 99.1

BGC Partners Reports Final Combined Company First Quarter 2008 Financial Results

Combined Company Reiterates Second Quarter 2008 Outlook, Including Better Long-term Tax Rate and New Dividend Policy that it Expects will Result in an Annual Dividend per Share of at Least 60 Cents for the 12 Months Ended March 31, 2009, as well as Expects Increasing Dividends Thereafter

NEW YORK, NY – May 24, 2008 - BGC Partners, Inc. (Nasdaq: BGCP) (“BGC Partners” or the “Combined Company”), a leading global inter-dealer broker of financial instruments, today reported its final results for the first quarter ended March 31, 2008.

The GAAP financial results for the Combined Company contained in this release supercede those contained in its preliminary financial results release, issued on May 7, 2008. The Combined Company’s results for distributable earnings* and its outlook remain unchanged from what was contained in the May 7, 2008 press release.

Combined Company Final Pro Forma First Quarter Financial Summary†

•	Revenues for BGC Partners, Inc. increased by 23.9 percent in the first quarter of 2008 to $338.3 million, compared to $273.1 million in the first quarter of 2007;

•

In the first quarter of 2008, Revenues in Rates increased by 11.2 percent, Credit by 62.7 percent, Foreign Exchange by 14.5 percent, and Other Asset Classes by 53.1 percent, all when compared to the first quarter of 2007;

•	BGC Partners’ pre-tax distributable earnings increased by over 100 percent in the first quarter of 2008 to $50.8 million, compared to $23.8 million in the first quarter of 2007;

•

The Combined Company’s effective tax rates for distributable earnings are expected to be 22 percent for 2008 and 27 percent for 2009 and thereafter, which is an improvement compared to the previously expected tax rates of 28 percent and 32.5 percent, respectively;

•

BGC Partners intends to pay not less than 75 percent of its post-tax distributable earnings per fully diluted share as cash dividends to all common stockholders. Under this policy, the Combined Company expects to distribute two semi-annual payments totaling at least $0.60 per share for the twelve months ending March 31, 2009, and increasing dividends thereafter; and

•

BGC Partners plans to use the balance of its post-tax distributable earnings after distributions to all partnership units and dividend payments to stockholders to buy back shares or partnership units. The Combined Company’s board of directors has authorized repurchasing $58.2 million of stock or partnership units for the purpose of initiating this plan.

Prior to the merger, and in connection with the separation of BGC Partners’ businesses from Cantor Fitzgerald L.P. (“Cantor”), the Combined Company incurred non-cash compensation charges of $86.8 million in the first quarter of 2008 under U.S. generally accepted accounting principles (“GAAP”). These non-cash charges were principally associated with non-cash, non-recurring redemption of a portion of the equity held by certain executives and senior managers, as well as non-cash charges related to activation of exchangeability of founding partner interests granted pre-merger to certain executives. The original issuance of this equity was dilutive to the interest held by Cantor. Due to these non-cash charges, the Combined Company recorded a post-tax GAAP net loss for fully diluted shares of $46.5 million, or $0.25 per fully diluted share, in the first quarter of 2008. The Combined Company experienced no decline in net assets associated with these non-cash charges, as the compensation charges were offset by an equal

*	See the section of this release entitled “Distributable Earnings” for a definition of, and a more detailed discussion on, distributable earnings.
†

The Pro Forma results for the Combined Company contained in this release reflect the effects of the separation and merger as they will be consolidated post-merger. The first quarter 2008 results for eSpeed, Inc., as it was consolidated pre-merger remain unchanged.

increase in additional paid-in capital from Cantor within Stockholders’ Equity. The Combined Company’s pro forma GAAP provision for income taxes changed due to BGC Partners’ improved understanding of the deductibility of certain one-time non-cash merger related equity-based compensation charges. However, this pre-merger change has no economic impact on the Combined Company, nor does it alter shareholder’s equity.

These GAAP results compare to GAAP income for fully diluted shares of $21.4 million, or $0.12 per fully diluted share, in the first quarter of 2007.

Detailed Final Combined Company Pro Forma First Quarter Results

For the first quarter of 2008, BGC Partners’ revenues were $338.3 million, up 23.9 percent compared to the prior year quarter’s $273.1 million.

For the first quarter of 2008, the Combined Company’s brokerage revenues were $305.9 million, up 25.8 percent compared to $243.1 million in the prior year quarter. For the first quarter of 2008, Rates revenues increased by 11.2 percent to $155.1 million, Credit revenues increased by 62.7 percent to $84.4 million, Foreign Exchange revenues increased by 14.5 percent to $37.8 million, and Other Asset Classes revenues increased by 53.1 percent to $28.6 million, all compared to the prior-year quarter.

For the first quarter of 2008, Rates represented 45.8 percent of BGC Partners’ total revenues, Credit 24.9 percent, Foreign Exchange 11.2 percent, and Other Asset Classes 8.5 percent.

These revenue figures for the first quarter of 2008 were larger than the preliminary results primarily due to certain revenue items which were recorded on a net basis, and which are now recorded on a gross basis.

The Combined Company’s compensation and employee benefits were 55.5 percent of total revenues in the first quarter of 2008, compared to 58.1 percent in the first quarter of 2007.

As a result of the separation of BGC Partners’ businesses from Cantor, which was effective on March 31, 2008, the Combined Company incurred non-cash GAAP compensation charges totaling $86.8 million in the first quarter of 2008. These expenses stemmed from non-cash charges related to redemptions of partnerships units issued prior to the merger in order to settle outstanding loan obligations of certain senior managers and executives to Cantor and other institutions; non-cash charges related to additional pre-merger grants of founding partner interests to certain executives; the activation of exchangeability of founding partner interests granted to certain executives pre-merger; and non-cash charges related to compensation expense for restricted stock units and restricted equity units granted pre-merger.

Primarily as a result of these non-cash compensation charges, the Combined Company recorded a GAAP net loss from continuing operations before minority interest and taxes of $37.8 million and a GAAP net loss for diluted shares of $46.5 million in the first quarter of 2008, versus GAAP net income from continuing operations before minority interest and taxes of $23.8 million and GAAP net income for fully diluted shares of $21.4 million in the first quarter of 2007.

The Combined Company’s pre-tax distributable earnings more than doubled in the first quarter of 2008 to $50.8 million, compared to $23.8 million in the first quarter of 2007. BGC Partners recorded post-tax distributable earnings of $39.5 million in the first quarter of 2008, up by more than 80 percent compared to $21.4 million in the first quarter of 2007.

Second Quarter Outlook for the Combined Company†

BGC Partners’ outlook remains unchanged. The Combined Company continues to expect to generate revenues of approximately $315 million in the second quarter of 2008, up 15 percent from $273 million in the prior year period. The Combined Company expects second quarter 2008 pre-tax distributable earnings of approximately $46 million to $49 million, which is an increase of over 150 percent compared to the $17 million generated in the year-earlier quarter. The Combined Company expects second quarter 2008 post-tax distributable earnings to more than double and to be in the range of $36 million to $38 million, compared to the prior-year period’s $13 million.

†	The Pro Forma outlook for the Combined Company contained in this release reflects the effects of the separation and merger.

Historically, the Combined Company’s businesses have typically generated approximately 52 percent of their revenues and 54 percent of their pre- and post-tax distributable earnings in the first half of the year, and approximately 48 percent of their revenues and 46 percent of their distributable earnings in the seasonally slower second half of the year, excluding acquisitions and significant increases in the number of brokers.

The Combined Company’s compensation and employee benefits are expected to remain between 55 and 60 percent of total revenues for the full year 2008, all exclusive of the previously discussed non-cash compensation charges of $86.8 million.

The Combined Company currently anticipates having an effective tax rate for distributable earnings of approximately 22 percent in 2008 and approximately 27 percent for 2009 and thereafter, which is an improvement to its prior expectation of 28 percent for 2008 and 32.5 percent thereafter. These new anticipated tax rates for 2008 and onward reflect net operating losses carry forwards, lower than anticipated tax rates in non-U.S. jurisdictions, and tax deductions associated with the conversion of founding partner units into shares of Class A common stock. The Combined Company had a fully diluted weighted average share count of 185.0 million for the first quarter of 2008, compared to 185.3 million in the year earlier period.

The second quarter of 2008 outlook for the Combined Company contained in this release does not include the potentially positive impact of any accretive acquisitions, any significant increase in brokerage headcount, or any increase in the percentage of its revenues from fully electronic trading, Software Solutions, and Market Data. The Combined Company intends to pursue these developments, which could have a significant beneficial effect on its profit margins and revenues were they to occur.

About BGC Partners, Inc.

BGC Partners, Inc. (Nasdaq: BGCP) is a leading global inter-dealer broker, specializing in the brokering of financial instruments and related derivatives products. BGC Partners provides integrated voice, hybrid, and fully electronic execution and other brokerage services to many of the world’s largest and most creditworthy banks, broker-dealers, investment banks, and investment firms for a broad range of global financial products, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, commodities, structured products, and other instruments. Through its eSpeed and BGCantor Market Data brands, BGC Partners also offers financial technology solutions and market data and analytics related to select financial instruments and markets. Named after fixed income trading innovator B. Gerald Cantor, BGC Partners has offices in New York and London, as well as in Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Johannesburg, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto.

Distributable Earnings

“Pre-tax distributable earnings “and “post-tax distributable earnings” are supplemental measures of operating performance that will be used by management to evaluate the performance of BGC Partners and its subsidiaries. We believe that distributable earnings best reflects the operating earnings generated by the Combined Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders as well as to holders of BGC Holdings partnership units during any period. As compared to “income (loss) from continuing operations before minority interest and income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings per share,” all prepared in accordance with GAAP, distributable earnings calculations exclude certain non-cash compensation and other expenses which do not involve the receipt or outlay of cash by BGC Partners, and which do not dilute existing stockholders, as described below.

Pre-tax distributable earnings are defined as GAAP income (loss) from continuing operations before minority interest and income taxes and exclude the following items:

•

Non-cash stock based equity compensation charges, for equity granted or issued prior to the merger of BGC Partners with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to REU conversion;

•	Non-cash undistributed income or non-cash loss from BGC Partners’ equity investments such as Aqua Securities, L.P. (“Aqua”) and ELX Electronic Liquidity Exchange (“ELX”);

•	Allocation of net income to founding/working partner units; and

•	Non-cash asset impairment charges, if any.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	Post-tax distributable earnings are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	Post-tax distributable earnings per fully diluted share are defined as post-tax distributable earnings divided by the weighted average number of fully diluted shares for the period.

In addition to the pro rata distribution of net income to BGC Holdings founding partner units and to Cantor for its minority interest, BGC Partners, Inc. also expects to pay a semi-annual dividend to its stockholders. The amount of all of these payments is expected to be determined using the same definition of distributable earnings. The dividend to stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners, Inc. and generated over the two consecutive fiscal quarters ending prior to the record date for the dividend.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or income (loss) for fully diluted shares. Distributable earnings is not necessarily indicative of liquidity or cash for fund our operations.

Pre- and post-tax distributable earnings are not intended to replace the presentation of BGC Partners, Inc.’s GAAP financial results. However, management does believe that they will help provide investors with a clearer understanding of the Combined Company’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results from operations. In addition, management uses these measures for reviewing the financial results for BGC Partners, Inc. and in evaluating its financial performance. Management believes that distributable earnings and the GAAP measures of the Combined Company’s financial performance should be considered together.

The Combined Company’s first quarter 2008 final results for distributable earnings exclude $86.8 million in non-cash compensations charges, which consist of:

•

Non-cash charges related to redemptions of partnerships units issued prior to the merger in order to settle outstanding loan obligations of certain executives and senior managers to Cantor and other institutions. The pre-merger issuance of this equity was dilutive to Cantor.

•

Non-cash charges related to additional pre-merger grants of founding partner interests to certain executives and senior managers and the activation of exchangeability of founding partner interests granted pre-merger to certain executives. The pre-merger issuance of this equity was dilutive to Cantor;

•	Non-cash charges related to compensation expense related to restricted equity units in BGC Holdings, L.P., and restricted stock units granted pre-merger.

In addition, BGC Partner’s first quarter 2008 final results for distributable earnings exclude $1.8 million in non-cash loss from BGC Partners’ equity investments.

In the future, management does not anticipate providing an outlook for GAAP “income (loss) from continuing operations before minority interest and income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings per share”, because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to pre- and post-tax distributable earnings.

The following table provides a summary reconciliation between pre- and post-tax distributable earnings and pro forma GAAP net income (loss) for fully diluted shares and GAAP Income (loss) from continuing operations before minority interest and income taxes for the Combined Company for the first quarters of 2008 and 2007 as well as for the full years 2007 and 2006:

Pro Forma BGC Partners, Inc.
(in millions, except for per-share data)

	Q1 2008	Q1 2007
Pro forma pre-tax distributable income (a)	$50.8	$23.8
Pre-tax adjustments:
Compensation expenses related to redemptions of partnerships units issued prior to the merger; additional pre-merger grants of founding partner interests to management and the activation of exchangeability of founding partner interests granted pre-merger; and non-cash charges related to compensation expense for restricted stock units and restricted equity units granted pre-merger	86.8	—
Equity loss on investments	1.8	—

Total pre-tax adjustments	88.6	—

Pro forma GAAP (loss) income before minority interest and income taxes (a)	$(37.8)	$23.8

Post-tax distributable earnings to fully diluted shareholders	$39.5	$21.4
Less: pre-tax adjustments (from above)	88.6	—
Income tax impact of pre-tax adjustments	(2.6)	—

Total adjustment	86.0	—

Pro forma GAAP net (loss) income for fully diluted shares	$(46.5)	$21.4

Pre-tax distributable earnings per fully diluted share	$0.27	$0.13
Post-tax distributable earnings per fully diluted share	$0.21	$0.12
Fully diluted weighted average shares of common stock outstanding	185.0	185.3
(a) Pro forma amounts do not give effect to income allocations to founding partners.

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of BGC Partners, Inc. (“we,” “our”, the “Company”, or the “Combined Company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for the Combined Company include, but are not limited to, our relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of our competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be affected by the extensive regulation of our businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations. Our ability to meet expectations with respect to payment of dividends, if any, will depend from period to period on our business and financial condition, our available cash, accounting or other charges and other factors relating to our business and financial condition and needs at the time.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the separation of the BGC businesses and merger and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in eSpeed’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008; in eSpeed’s definitive proxy statement, which was filed with the SEC on February 11, 2008; and in the Combined Company’s amendment to its Registration Statement on Form S-1, which was filed with the SEC on April 18, 2008, and as amended.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

CONTACTS

U.K. Media:

Adrian Thomas

44-(0)207-894-8647

athomas@bgcpartners.com

U.S. Media:

Florencia Panizza

212-294-7938

fpanizza@bgcpartners.com

Robert Hubbell

212-294-7820

rhubbell@bgcpartners.com

Investors:

Jason McGruder

212-829-4988

jmcgruder@bgcpartners.com

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